UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2005
CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 28, 2005, Cepheid entered into a License Agreement (the “Agreement”) with Abaxis, Inc., effective as of September 30, 2005, pursuant to which Abaxis granted Cepheid a non-exclusive, worldwide, royalty-bearing license to certain Abaxis patents relating to lyophilization technology in accordance with the provisions specified in the Agreement.
     Under the Agreement and the licensed patents, and subject to certain limitations set forth therein, Cepheid will be able to make, have made, import, use, distribute and sell products for nucleic acid based amplification assays. In exchange for the license rights, Cepheid agreed to (i) make an upfront license payment to Abaxis, (ii) pay royalties during the term of the agreement and (iii) pay a yearly license maintenance fee during the term of the Agreement, which fee will be creditable against any royalties due during such calendar year. Cepheid may terminate the Agreement for any reason upon 30 days written notice to Abaxis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID
Date: October 3, 2005	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer